EXHIBIT 99.5

[LETTERHEAD OF EVERCORE GROUP L.L.C.]

Board of Directors
CVS Corporation
One CVS Drive
Woonsocket, RI 02895

     We hereby consent to the (i) use of our opinion letter dated February 12, 2007 to the Board of Directors of CVS Corporation included as Exhibit 99.3 to the Current Report on Form 8-K filed by CVS Corporation with the Securities and Exchange Commission on February 13, 2007 relating to the proposed merger of CVS Corporation and Caremark Rx, Inc. (the “Current Report”), and to its incorporation by reference into the Registration Statement on Form S-4 of CVS Corporation (the “Registration Statement”), and (ii) description of such opinion and the references to our name contained in the Current Report and the incorporation by reference of the Current Report into the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ William O. Hiltz

	Name:	William O. Hiltz
	Title:	Authorized Person

February 13, 2007